# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "IO ACQUISITION SUB, LLC", CHANGING ITS NAME FROM "IO ACQUISITION SUB, LLC" TO "BOSSIPMADAMENOIRE, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2017, AT 4:23 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5655200 8100
SR# 20172905662

Authentication: 202458097
Date: 04-28-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 04/28/2017
FILED 04:23 PM 04/28/2017
SR 20172905662 - File Number 5655200

# STATE OF DELAWARE
# CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: **IO Acquisition Sub, LLC**

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

**The limited liability company name, IO Acquisition Sub, LLC, is to be changed to BossipMadameNoire, LLC**

**IN WITNESS WHEREOF**, the undersigned have executed this Certificate on the 28th day of April, A.D. 2017.

By: *Deborah Hawkins*
Authorized Person(s)

Name: Deborah Hawkins
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